                                                                11
                                                        Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 26-Week Period Ended          13-Week Period Ended
                                           -----------------------------   -----------------------------
                                           Dec. 30, 1995  Dec. 31, 1994     Dec. 30, 1995  Dec. 31, 1994
                                           -------------  --------------   -------------  --------------
Calculation of Primary Earnings Per Share:
-----------------------------------------
Net earnings applicable to common stock    $ 136,875,000  $ 121,915,000    $  70,704,000  $  63,549,000
                                           =============  =============    =============  =============

Average number of common shares and common
  stock equivalents outstanding              182,970,451    183,091,860      183,156,420    182,890,596

Dilutive effect of stock options <F1>            ---            ---              ---            ---
                                           -------------  -------------    -------------  -------------
                                             182,970,451    183,091,860      183,156,420    182,890,596
                                           =============  =============    =============  =============
Primary earnings per share                 $        0.75  $        0.67    $        0.39  $        0.35
                                           =============  =============    =============  =============

Calculation of Fully Diluted
Earnings Per Share:
----------------------------

Net earnings applicable to common stock    $ 136,875,000  $ 121,915,000     $  70,704,000  $  63,549,000
                                           =============  =============     =============  =============

Average number of shares outstanding
 on a fully diluted basis - same as
 for calculation of primary earnings
 per share                                   182,970,451    183,091,860       183,156,420    182,890,596

Dilutive effect of stock options and
 Liquid Yield Option Notes <F2>                  ---           ---               ---            ---
                                           ------------- -------------     -------------   ------------
                                             182,970,451    183,091,860       183,156,420    182,890,596
                                           ============= =============     =============   ============

Fully diluted earnings per share           $        0.75 $        0.67     $        0.39   $       0.35
                                           ============= =============     =============   ============

            <F1> Maximum possible dilutive effect of outstanding options in each period is less than 3%.
            <F2> Maximum possible dilutive effect of outstanding effect of outstanding options and
                  Liquid Yield Option Notes during each period is less than 3%.